Exhibit 6

NOTICE OF DISSOLUTION OF GROUP

Each of the undersigned stockholders may have previously belonged to a “group,” within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934, as amended (the “Act”), comprised of the undersigned stockholders and certain other stockholders (collectively, the “Group Members”) of Radius Health, Inc. (the “Issuer”).  Prior to June 6, 2014, the Group Members were parties to a certain agreement, as amended from time to time (the “Prior Stockholders’ Agreement”), which contained, among other things, certain director election provisions and price-based transfer restrictions on the shares of Issuer common stock held by such  Group Members that may have resulted in the formation of such group. On April 24, 2014, the Issuer, the Group Members and certain other parties thereto entered into a Fifth Amended and Restated Stockholders’ Agreement (the “New Stockholders’ Agreement”), which became effective on June 6, 2014 and amended and restated in its entirety the Prior Stockholders’ Agreement. The New Stockholders’ Agreement eliminated the aforementioned voting agreements and limitations on the sale of the shares of Issuer common stock held by the Group Members and the other parties thereto. With the termination of the Prior Stockholders’ Agreement, any group within the meaning of Section 13(d)(3) of the Act that may have been deemed to have been formed among the Group Members and the other parties thereto has been terminated, effective as of June 6, 2014.

As of the date hereof, no further group filings, as defined under Section 13 of the Act, with respect to transactions in securities of the Issuer, will be made by the undersigned.  All further filings with respect to the securities of the Issuer will be filed, if required, by such persons separately or jointly with their respective affiliates.

Dated: June 13, 2014

/s/ Alwyn Michael Parfitt
Alwyn Michael Parfitt, M.D.

/s/ Barnett Pitzele
Barnett Pitzele

/s/ Bart Henderson
Bart Henderson

/s/ Benjamin C. Lane
Benjamin C. Lane

/s/ Benita S. Katzenellenbogen
Benita S. Katzenellenbogen, PhD

BOARD OF TRUSTEES OF THE UNIVERSITY OF ARKANSAS

By:	/s/ Ann Kemp
Name:	Ann Kemp
Title:	Vice President for Administration University of Arkansas System

The Breining Family Trust Dated August 15, 2003

By:	/s/ Clifford Breining
Name:	Clifford Breining
Title:	Trustee

Signature Page to Notice of Dissolution of Group

The Cecil Richard Lyttle 2012 Grantor Retained Annuity Trust

By:	/s/ Cecil Richard Lyttle
Name:	Cecil Richard Lyttle
Title:	Co-Trustee

By:	/s/ Linda J Lyttle
Name:	Linda J. Lyttle
Title:	Co-Trustee

/s/ Chris Glass
Chris Glass

/s/ Christopher Miller
Christopher Miller

The David E. Thompson Revocable Trust

By:	/s/ David E. Thompson
Name:	David E. Thompson
Title:	Trustee

/s/ Dotty McIntyre
Dotty McIntyre

Signature Page to Notice of Dissolution of Group

/s/ Dennis A. Carson
Dr. Dennis A. Carson

/s/ H. Watt Gregory III
H. Watt Gregory III

H2 ENTERPRISES, LLC

By:	/s/ H. Watt Gregory III
Name:	H. Watt Gregory III
Title:	Managing Member

Hostetler Family Trust UTD 3/18/92

By:	/s/ Karl Y. Hostetler
Name:	Karl Y. Hostetler
Title:	Co-Trustee

By:	/s/ Margaretha Hostetler
Name:	Margaretha Hostetler
Title:	Co-Trustee

/s/ John A. Katzenellenbogen
John A. Katzenellenbogen, PhD.

John A. Katzenellenbogen Trust
Under Agreement Dated August 2, 1999

By:	/s/ John A. Katzenellenbogen
Name:	John A. Katzenellenbogen
Title:	Trustee

Signature Page to Notice of Dissolution of Group

Dr. John Potts, Jr and Susanne K. Potts
Irrevocable Trust for Stephen K. Potts
dated 6-15-05

By:	/s/ John Potts, Jr.
Name:	Dr. John Potts, Jr.
Title:	Trustee

By:	/s/ Susanne K. Potts
Name:	Susanne K. Potts
Title:	Trustee

/s/ John Thomas Potts
John Thomas Potts, M.D.

/s/ Jonathan Guerriero
Jonathan Guerriero

Jonnie K. Westbrook Revocable Trust, Dated March 17, 2000

By:	/s/ Jonnie K. Westbrook
Name:	Jonnie K. Westbrook
Title:	Trustee

/s/ Julie Glowacki
Julie Glowacki

/s/ Kathy Welch
Kathy Welch

Signature Page to Notice of Dissolution of Group

/s/ Kelly Colbourn
Kelly Colbourn

/s/ E. Kelly Sullivan
E. Kelly Sullivan

The Kent C. Westbrook Revocable Trust,
Dated March 17, 2000

By:	/s/ Kent C. Westbrook
Name:	Kent C. Westbrook
Title:	Trustee

/s/ Louis O’Dea
Louis O’Dea

/s/ Maria Grunwald
Maria Grunwald

/s/ Maysoun Shomali
Maysoun Shomali

/s/ Michael Rosenblatt
Michael Rosenblatt, M.D.

Signature Page to Notice of Dissolution of Group

/s/ Brian Nicholas Harvey
Brian Nicholas Harvey

O’Brien Living Trust

By:	/s/ Charles O’Brien
Name:	Charles O’Brien
Title:	Trustee

/s/ Patricia E. Rosenblatt
Patricia E. Rosenblatt

/s/ Raymond F. Schinazi
Dr. Raymond F. Schinazi

/s/ Cecil Richard Lyttle
Cecil Richard Lyttle

/s/ Robert L. Jilka
Robert L. Jilka, PhD.

/s/ Robert S. Weinstein
Robert S. Weinstein, M.D.

Signature Page to Notice of Dissolution of Group

Ruff Trust dated 1-1-02

By:	/s/ F. Bronson Van Wyck
Name:	F. Bronson Van Wyck
Title:	Trustee

/s/ Samuel Ho
Samuel Ho

/s/ Socrates E. Papapoulos
Socrates E. Papapoulos, M.D.

/s/ Stavros C. Manolagas
Stavros C. Manolagas

/s/ Stavroula Kousteni
Stavroula Kousteni, PhD.

/s/ Teresita M. Bellido
Teresita M. Bellido, PhD.

Signature Page to Notice of Dissolution of Group

The Richman Trust Dated 2/6/83

By:	/s/ Douglas D. Richman
Name:	Douglas D. Richman
Title:	Co-TTEE

By:	/s/ Eva A. Richman
Name:	Eva A. Richman
Title:	Co-TTEE

/s/ Thomas E. Sparks
Thomas E. Sparks

/s/ Tonya D. Smith
Tonya D. Smith

C.C. Consulting A/S

By:	/s/ Claus Christiansen
Name: Claus Christiansen
Title: CEO

/s/ Claus Christiansen, M.D.
Claus Christiansen, M.D.

/s/ Bente Riis Christiansen
Bente Riis Christiansen

Signature Page to Notice of Dissolution of Group